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                                                                  Exhibit 1



                                    AGREEMENT


               This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of common stock of Rockefeller Center Properties, Inc. is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     Dated:  May 30, 1995

                                   LNC INVESTMENTS, INC.


                                   By: /s/ Joseph A. Orlando
                                      --------------------------
                                        Name:  Joseph A. Orlando
                                        Title: Executive Vice
                                                  President


                                   LEUCADIA, INC.


                                   By: /s/ Joseph A. Orlando
                                      --------------------------
                                        Name:  Joseph A. Orlando
                                        Title: Vice President




                                   LEUCADIA NATIONAL CORPORATION


                                   By:  /s/ Joseph A. Orlando
                                       -------------------------
                                        Name:  Joseph A. Orlando
                                        Title: Vice President